                                                                   Exhibit 4.b.2


                                                                   Schedule 10.1



                               REGISTRATION RIGHTS


         The following sets forth the terms and conditions of the registration rights to which Seller is entitled pursuant to Section 10.1 of the Bill of Sale and Assignment and Assumption Agreement (the "Agreement"):

         SECTION 1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in Article I of the
Agreement:

         "Demand Registration" shall have the meaning set forth in Section 2(a) hereof.

         "Demand Registration Statement" shall have the meaning set forth in
Section 2(a) hereof.

         "Effectiveness Period" means the period of six months, or such shorter period ending on the earlier of (i) the date that all Registrable Shares have ceased to be Registrable Shares and (ii) three months after the one year anniversary of the date of the Agreement; provided, however, that if Seller is unable to sell such Registrable Shares as a result of the occurrence of any events described in Sections 4(c) or 4(e) during any period in which the Demand Registration Statement remains effective, the Effectiveness Period shall be extended by the number of days in such period.

         "Eligible Period" means the period commencing six months after the date of the Agreement and terminating nine months after the date of the Agreement.

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

         "Piggyback Registration" shall have the meaning set forth in Section 3(a) hereof.

         "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such prospectus.

         "Registrable Shares" means all shares of Buyer Stock issued pursuant to
Section 3.1(a) of the Agreement and any and all securities issued with respect to such shares of

Buyer Stock upon any stock split or stock dividend or into which such shares of Buyer Stock have been converted or exchanged in connection with any merger, consolidation, recapitalization or similar event until, in the case of any such security, the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) were it not held by an Affiliate of Buyer or (iii) its sale pursuant to Rule 144.

         "Registration Statement" means any registration statement prepared and filed with the SEC pursuant to a Demand Registration and/or Piggyback Registration.

         "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         "Schedule 10.1 Indemnified Party" shall have the meaning set forth in
Section 6(c) hereof.

         "Schedule 10.1 Indemnifying Party" shall have the meaning set forth in
Section 6(c) hereof.

         "Suspension Period" shall have the meaning set forth in Section 4(e) hereof.

         SECTION 2. Demand Registration.

         (a) Request for Registration. At any time during the Eligible Period, Seller may demand once, by written notice to Buyer, that Buyer effect a registration of all or part of its Registrable Shares under the Securities Act (a "Demand Registration"), provided that the aggregate number of Registrable Shares demanded to be registered have a market value of at least $5 million as measured by the closing sale price of Buyer's Common Stock as reported by the NASDAQ Stock Market on the NASDAQ trading day preceding the day of such demand. Subject to Section 2(c) below, no later than 60 days following receipt by Buyer of such written notice from Seller, Buyer shall prepare and file (or cause to be filed) with the SEC a registration statement on Form S-3 (or any applicable successor form) with respect to the sale by Seller of all such Registrable Shares which Seller has requested to be registered (a "Demand Registration Statement"), and Buyer will use its reasonable best efforts to have such Demand Registration Statement declared effective within 90 days following receipt by Buyer of such written notice from Seller.


                                    S 10.1-2

         (b) Selection of Underwriters. In the event that in the sole discretion of Buyer, any Demand Registration is effected in connection with any public offering which shall involve, in whole or in part, an underwritten offering, Buyer shall have the right to designate an underwriter or underwriters as the lead or managing underwriter(s) of such underwritten offering. Seller agrees that if any Registrable Shares are sold in connection with any public offering involving, in whole or in part, an underwritten offering, then Seller will enter into a customary underwriting agreement with the underwriter(s) selected pursuant to the preceding sentence.

         (c) Delay in Filing. Notwithstanding the foregoing, Buyer may delay in filing a Demand Registration Statement and may withhold efforts to cause such Demand Registration Statement to become effective if Buyer determines in good faith that such registration might (1) interfere with or affect the negotiation or completion of any material transaction or other material event that is being contemplated by Buyer (whether or not a final decision has been made to undertake such material transaction at the time the right to delay is exercised), or (2) involve initial or continuing disclosure obligations that might not be in the best interest of Buyer's shareowners. Buyer may exercise such right to delay the filing or effectiveness of a Demand Registration Statement two times and may delay the filing or effectiveness of such registration statement for not more than 90 days beyond the relevant period set forth in Section 2(a). Upon any delay by Buyer pursuant to this Section 2(c) which lasts more than 60 days, Seller may rescind its notice given pursuant to
Section 2(a), and Seller will be deemed not to have exercised its right to effect a Demand Registration as a result of such notice.

         (d) Effective Demand Registration. A registration shall not constitute a Demand Registration until the Demand Registration Statement has become effective and, subject to Section 4(e)(i), remains continuously effective with the SEC for the lesser of (i) the period during which all Registrable Shares registered in the Demand Registration are sold and (ii) the Effectiveness Period. Except as provided in Section 4(e)(i), in the event that a Demand Registration Statement shall cease to be effective prior to such period, Buyer shall promptly prepare and file a new Demand Registration Statement covering the Registrable Shares previously covered by such Demand Registration Statement and shall use its reasonable best efforts to have such new Demand Registration Statement declared effective as soon as possible.


                                    S 10.1-3

         (e) Satisfaction of Buyer's Obligation. Seller acknowledges that, after Seller delivers a written notice to Buyer to effect a Demand Registration pursuant to Section 2(a), Buyer's obligations under this Section 2 may be satisfied, in Buyer's sole discretion, by the inclusion of the Registrable Shares in any registration statement filed by Buyer for the benefit of Buyer or any of its shareowners other than Seller. Seller will retain all rights provided for herein applicable to a Demand Registration in connection with any Demand Registration effected as described in this Section 2(e).

         SECTION 3. Piggyback Registrations.

         (a) Right to Piggyback. Whenever, during the period commencing on the date of the Agreement and ending 18 months after the date of the Agreement, Buyer proposes to register under the Securities Act on behalf of any of its shareowners any shares of Common Stock of Buyer (except for the registration of securities to be offered pursuant to an employee benefit plan on Form S-3 or Form S-8 or pursuant to a registration made on Form S-4 or any successor forms then in effect) at any time other than pursuant to a Demand Registration and the registration form to be used may be used for the registration of the Registrable Shares (a "Piggyback Registration"), Buyer will so notify Seller in writing no later than 30 days prior to the filing date of a registration statement in connection therewith. The notice shall offer to include in such filing the amount of Registrable Shares as Seller may request. Seller shall (i) advise Buyer in writing within 15 days after the date of receipt of such offer from Buyer, setting forth the number of Registrable Shares for which registration is requested, and (ii) deliver to Buyer a letter from counsel to Seller to the effect that registration under the Securities Act is or may be required for the sale of such Registrable Shares. Notwithstanding the foregoing, (i) Buyer hereby notifies Seller that it is proposing to register under the Securities Act certain shares of Common Stock of Buyer issued in connection with the acquisition of Microcosm Communications Limited by Buyer (the "Microcosm Registration") and hereby offers to include in a registration statement on Form S-3 all of the Registrable Shares, (ii) within 15 days of the date of the Agreement, Seller shall advise Buyer in writing of the number of Registrable Shares, if any, for which registration is requested and shall deliver a completed Notice and Questionnaire satisfactory to Buyer with respect to certain information about Seller specifically for use in the registration statement if any Registrable Shares are to be included therein, and (iii) if any Registrable Shares are to be included therein, such Microcosm Registration shall


                                    S 10.1-4
otherwise constitute a Piggyback Registration for purposes of this Section 3. If at any time after giving any such written notice of its intention to effect any registration of securities and prior to the effective date of the Registration Statement filed in connection with such registration, Buyer shall determine for any reason not to register any securities which gave rise to the Piggyback Registration, Buyer may, in its sole discretion, give written notice of such determination to Seller and thereupon it shall be relieved of its obligation to register any Registrable Shares in connection with such registration. If the offering subject to any notice given pursuant to this Section 3(a) is to be underwritten, Seller shall sell the Registrable Shares to be included in the registration to or through the underwriter or underwriters of the securities being registered upon terms generally comparable to the terms applicable to others, and if any underwriter or underwriters reasonably determine that the number of shares included in the Registration Statement is more than can be sold in an orderly fashion, then the number of shares which Seller and any other holders of Buyer's Common Stock having piggyback registration rights will be permitted to include in such registration statement will be reduced pro rata in proportion to the number of shares proposed to be included in such registration by Seller and any other holders having piggyback registration rights to an amount reasonably acceptable to the underwriter or underwriters.

         (b) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, Buyer will select the investment banker(s) and manager(s) that will administer the offering and Buyer and Seller shall enter into a customary underwriting agreement with such investment banker(s) and manager(s).

         SECTION 4. Registration Procedures.

         (a) Obligations of Buyer. Whenever Buyer effects the registration of Registrable Shares under the Securities Act pursuant to Section 2 or Section 3 hereof, Buyer shall:

              (1) Prepare and file (or cause to be filed) with the SEC a Registration Statement on Form S-3 (or any applicable successor form) with respect to the applicable Registrable Shares and use its reasonable best efforts to cause the Registration Statement to become effective;

              (2) Prepare and file with the SEC such amendments to the Registration Statement and amendments or supplements to the Prospectus contained therein as


                                    S 10.1-5
    may be necessary to keep such Registration Statement effective and such Registration Statement and Prospectus accurate and complete for the Effectiveness Period;

              (3) Furnish to Seller copies of the Registration Statement, any preliminary or final Prospectus, any amendment or supplement to any of the foregoing and such other documents as Seller may reasonably request in order to facilitate the public offering of the Registrable Shares;

              (4) Use its reasonable best efforts to register or qualify the Registrable Shares covered by the Registration Statement and to maintain such registration or qualification under such state securities or blue sky laws as Seller shall reasonably request and do any and all other reasonable acts and things that may be necessary or advisable to enable Seller to consummate the disposition of the Registrable Shares in such jurisdiction, except that Buyer shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

              (5) Notify Seller, promptly after it shall receive notice thereof, of the date and time when any Registration Statement and each post-effective amendment thereto has become effective;

              (6) Notify Seller promptly of any request by the SEC for the amending or supplementing of any Registration Statement or Prospectus or for additional information;

              (7) Notify Seller, at any time when a Prospectus relating to the Registrable Shares is required to be delivered under the Securities Act, of any event which would cause any such Prospectus or any other Prospectus as then in effect to include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare and file with the SEC, and promptly notify Seller of the filing of, such amendments or supplements to any Registration Statement or Prospectus as may be necessary to correct any such statements or omissions;


                                    S 10.1-6

              (8) Notify Seller, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

              (9) Use its reasonable best efforts to list or qualify all Registrable Shares covered by any Registration Statement on any securities exchange or inter-dealer quotation system on which Buyer's Common Stock is then listed or quoted; and

              (10) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to Seller, as soon as reasonably practicable, an earning statement covering the period of at least 12 months, beginning with the first full calendar month after the effective date of each Registration Statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

         (b) Seller Information. Notwithstanding anything to the contrary contained herein, Buyer may require that Seller, as a condition to any Demand Registration or to having Registrable Shares included in any Piggyback Registration, furnish to Buyer such information regarding Seller and the contemplated distribution of its Registrable Shares as shall be required to be included in the applicable Registration Statement, and that such information be furnished to Buyer in writing and signed by Seller and stated to be specifically for use in the related Registration Statement, Prospectus or other document incident thereto.

         (c) Notice to Discontinue. Seller agrees that, upon receipt of any notice from Buyer of any event of the kind described in Section 4(a)(7) hereof, Seller will discontinue disposition of Registrable Securities until Seller receives copies of the supplemented or amended Prospectus contemplated by
Section 4(a)(7). In addition, if Buyer requests, Seller will deliver to Buyer (at Buyer's expense) all copies of the Prospectus covering the Registrable Shares current at the time of receipt of the notice.

         (d) Notice by Seller. Whenever Seller has requested that any Registrable Shares be registered pursuant


                                    S 10.1-7
to this Schedule 10.1, Seller shall notify Buyer, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event (to Seller's knowledge and as to matters concerning Seller) as a result of which the Prospectus included in the Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (e) Suspension of Registration. Notwithstanding anything to the contrary contained herein, following the effectiveness of a Registration Statement registering Registrable Shares (whether pursuant to a Demand Registration or a Piggyback Registration), Buyer may suspend at any time the availability of such Registration Statement and any related Prospectus upon (i) the issuance by the SEC of a stop order with respect to such Registration Statement or the initiation of proceedings with respect to such Registration Statement under Section 8(d) or 8(e) of the Securities Act, (ii) the occurrence of any event or the existence of any fact as a result of which (A) any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
(iii) the occurrence or existence of any pending corporate development, including without limitation any such development that might (A) interfere with or affect the negotiation or completion of any material transaction or other material event that is being contemplated by Buyer (whether or not a final decision has been made to undertake such material transaction at the time the right to delay is exercised), or (B) involve initial or continuing disclosure obligations that might not be in the best interest of Buyer's shareowners, that, in the reasonable discretion of Buyer, makes it appropriate to suspend the availability of any Registration Statement and the related Prospectus (any suspension of the availability of a Registration Statement and related Prospectus upon any event described in any of subsections (i), (ii) and (iii) above is hereinafter referred to as a "Suspension Period"); provided that the duration of a Suspension Period under subsections (ii) and (iii) shall not extend beyond 120 days. Notwithstanding the foregoing, Buyer shall be limited to no more than two Suspension Periods under subsections (ii) and (iii) above in


                                    S 10.1-8
any rolling 12-month period. Buyer shall endeavor to end any Suspension Period as promptly as practicable under the circumstances.

         Buyer shall notify Seller in writing of the existence of a Suspension Period. Upon receipt of any notice from Buyer of a Suspension Period, Seller shall forthwith discontinue any disposition of Registrable Shares until Seller
(i) is advised in writing by Buyer that the use of the applicable Prospectus may be resumed, (ii) has received copies of a supplemental or amended Prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference into such Prospectus.

         SECTION 5. Registration Expenses. With respect to any Demand Registration effected pursuant to Section 2 hereof (other than a Demand Registration which is effected as described in Section 2(e) hereof), all fees, costs and expenses of and incidental to such Demand Registration and the public offering in connection therewith shall be borne by Seller, and shall be paid by Seller to Buyer within three days after any request therefor is made by Buyer. With respect to any Piggyback Registration effected pursuant to Section 3 hereof or any Demand Registration which is effected as described in Section 2(e) hereof, all fees, costs and expenses of and incidental to such Piggyback Registration and the public offering in connection therewith shall be borne by Seller on a pro rata basis according to the percentage of Seller's Registrable Shares included in such Piggyback Registration or Demand Registration to the total number of shares registered in connection therewith, and shall be paid by Seller to Buyer within three days after any request therefor is made by Buyer. Notwithstanding the foregoing, Seller will not be obligated to reimburse Buyer for salary and overhead costs of Buyer's internal personnel or fees for auditing any Buyer financial statements in connection with any Demand Registration or Piggyback Registration.

         SECTION 6. Indemnification.

         (a) By Buyer. In the event of any registration of Registrable Shares under the Securities Act pursuant to this Schedule 10.1, to the fullest extent permitted by law, Buyer will indemnify Seller and each of its officers, directors, employees and agents and each person controlling Seller (within the meaning of Section 15 of the Securities Act) against all expenses, claims, losses, damages and liabilities arising out of any untrue or allegedly untrue statement of a material fact contained in any Registration


                                    S 10.1-9

Statement registering Registrable Shares or any Prospectus contained therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided, however, that Buyer will not be liable in any such case to the extent that any such expense, claim, loss, damage or liability arises out of any untrue or allegedly untrue statement or omission or alleged omission resulting from information furnished to Buyer by Seller specifically for use therein or Seller's failure to deliver a copy of the Registration Statement or Prospectus or any amendments or supplements thereto after Buyer has been requested to furnish Seller, or has furnished Seller, with copies of the same.

         (b) By Seller. In the event of any registration of Registrable Shares under the Securities Act pursuant to this Schedule 10.1, to the fullest extent permitted by law, Seller will indemnify Buyer, each of its officers, directors, employees and agents and each person controlling Buyer (within the meaning of Section 15 of the Securities Act) against all expenses, claims, losses, damages and liabilities arising out of any untrue or allegedly untrue statement of a material fact contained in any Registration Statement registering Registrable Shares or any Prospectus contained therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, but only to the extent that such untrue or allegedly untrue statement or omission or alleged omission resulted from any information furnished to Buyer by Seller specifically for use therein; provided, however, that Seller's obligation to indemnify shall be limited to an amount equal to the net proceeds received by Seller from Registrable Shares sold in connection with any such registration.


                                   S 10.1-10

         (c) Each party entitled to indemnification under this Section 6 (the "Schedule 10.1 Indemnified Party") shall give notice to the party required to provide indemnification (the "Schedule 10.1 Indemnifying Party") promptly after such Schedule 10.1 Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Schedule 10.1 Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that the Schedule 10.1 Indemnified Party may participate in such defense at such party's expense. The failure of any Schedule 10.1 Indemnified Party to give notice as provided herein shall not relieve the
Schedule 10.1 Indemnifying Party of its obligations under this Section 6, except to the extent that the Schedule 10.1 Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Schedule 10.1 Indemnifying Party shall be liable for any settlement of any claim or proceeding effected without its written consent. No Schedule
10.1 Indemnifying Party in the defense of any such claim or proceeding shall, except with the consent of each Schedule 10.1 Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such
Schedule 10.1 Indemnified Party of a release from all liability in respect to such claim or proceeding.

         (d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction (by the entry of a final judgment or decree and the expiration of time to appeal or the denial of the last right of appeal) to be unavailable to a Schedule 10.1 Indemnified Party with respect to any expense, claim, loss, damage or liability referred to therein, then the Schedule 10.1 Indemnifying Party, in lieu of indemnifying such Schedule 10.1 Indemnified Party hereunder, shall contribute to the amount paid or payable by such Schedule 10.1 Indemnified Party as a result of such expense, claim, loss, damage or liability in such proportion as is appropriate to reflect the relative fault of the
Schedule 10.1 Indemnifying Party on the one hand and of the Schedule 10.1 Indemnified Party on the other in connection with the statements or omissions that resulted in such expense, claim, loss, damage or liability as well as any other relevant equitable considerations. The relative fault of the Schedule 10.1 Indemnifying Party and of the Schedule 10.1 Indemnified Party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Schedule 10.1 Indemnifying Party or by the Schedule 10.1 Indemnified Party


                                   S 10.1-11
and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (e) Seller and Buyer agree that it would not be just and equitable if contribution pursuant this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). Notwithstanding anything to the contrary contained herein, Seller will not be required to contribute any amount pursuant to Section 6(d) in excess of the amount by which the net proceeds received by Seller from the sale of Registrable Shares pursuant to any Registration Statement exceeds the amount of any damages Seller has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. Notwithstanding anything to the contrary contained herein, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (f) The indemnification and contribution provided for under this
Schedule 10.1 will survive the sale of Registrable Shares covered by any Registration Statement under this Schedule 10.1.

         SECTION 7. Not Assignable. Seller may not assign any of the rights granted under this Schedule 10.1 to any other Person.

         SECTION 8. Delay of Registration. Notwithstanding anything to the contrary contained herein, Seller shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration of securities of Buyer as the result of any controversy that might arise with respect to the interpretation or implementation of any provision of this Schedule 10.1.

         SECTION 9. Limitation of Obligations.

         (a) Notwithstanding anything to the contrary contained herein, Buyer shall have no obligations to register or maintain any Registration Statement covering Registrable Shares (i) if all Registrable Shares have been registered and sold pursuant to a Registration Statement effected pursuant to this Schedule
10.1 or (ii) if all Registrable Shares held by Seller may be sold within a three month period under Rule 144.


                                   S 10.1-12

                  (b) Notwithstanding anything to the contrary contained herein, neither Seller nor Buyer will have any liability under this Schedule 10.1 (whether or not related to any breach or alleged breach hereof) or in connection with any Demand Registration or Piggyback Registration for any consequential, special, incidental or punitive damages or lost profits.



                                   S 10.1-13